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                                                                  EXHIBIT 23(E)


                          CONSENT OF FINANCIAL ADVISOR


         We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated as of June 27, 1997 and to the references to our firm in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


/s/ Mercer Capital Management, Inc.
--------------------------------------
Mercer Capital Management, Inc.



July 17, 1997